UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2014

PHYSICIANS REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	001-36007 (Commission File Number)	46-2519850 (I.R.S. Employer Identification No.)

735 N. Water Street, Suite 1000 Milwaukee, Wisconsin (Address of principal executive offices)	53202 (Zip Code)

Registrant’s telephone number, including area code: (414) 978-6494

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On July 2, 2014, Physicians Realty Trust (the “Company”) filed a Form 8-K (the “Original Form 8-K”) disclosing that the Company completed three acquisitions of unrelated properties for a combination of cash and operating partnership units (“OP Units”) of Physicians Realty L.P. (the “Operating Partnership”). On July 28, 2014, the Company entered into an amendment to the purchase agreement for the Premier Healthcare Portfolio disclosed in the Original Form 8-K pursuant to which, on July 28, 2014, the Operating Partnership issued 73,454 additional OP Units (the “Additional Units”) in exchange for the surrender by the seller of the Premier Healthcare Portfolio of its right to receive approximately $1.1 million of the cash purchase price.

Including the Additional Units, the total number of OP Units issued in the unrelated acquisitions described on the Original Form 8-K was 819,798 and all were issued (a) in private placements in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder and (b) to “accredited investors” within the meaning of Rule 501 of Regulation D under the Securities Act. Pursuant to the partnership agreement of the Operating Partnership, holders of OP Units have redemption rights, which will enable them to cause the Operating Partnership to redeem some or all of such holder’s OP Units in exchange for cash or, at the Operating Partnership’s option, for common shares of beneficial interest of the Company on a one-for-one basis.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2014	PHYSICIANS REALTY TRUST

	By:	/s/ John T. Thomas
John T. Thomas
President and Chief Executive Officer

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